UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2014

INSULET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9 Oak Park Drive

Bedford, Massachusetts 01730

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 457-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Effective January 20, 2014, Insulet Corporation (the “Company”) announced the resignation of Charles Liamos from his role as the Company’s Chief Operating Officer, and the appointment of William Patrick Ryan as his replacement as the Company’s Chief Operating Officer. Mr. Liamos will continue as a member of the Board of Directors and will continue with the Company as a full-time employee until April 7, 2014 and thereafter as a part-time employee.

Prior to joining the Company, Mr. Ryan, who is 53 years old, served from 2011 as Chief Operating Officer and President, International, of Alphatec Spine, Inc., and from 2006 to 2011 in a number of divisional Vice President roles for Abbott Vascular, a division of Abbott Laboratories.

The Company provided Mr. Ryan with an offer letter (the “Offer Letter”) that provides, among other things, that Mr. Ryan will be paid an annual base salary of $375,000 and a one-time sign-on bonus of $100,000, will participate in the Company’s executive bonus plan, with a target bonus of 60% of his annual base compensation, and will be eligible to participate in the other benefit plans in which the Company’s executives generally participate. It is expected that Mr. Ryan will relocate to New England, and the Offer Letter provides for reimbursement of temporary living expenses and relocation expenses. The Offer Letter also states that Mr. Ryan will be granted on the first of the month following his start date 35,000 restricted share units and options to purchase 30,000 shares of the Company’s common stock. The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Offer Letter attached hereto as Exhibit 10.1 and incorporated herein by reference.

There is no arrangement or understanding pursuant to which Mr. Ryan was selected as Chief Operating Officer and there are no family relationships between Mr. Ryan and the directors or executive officers of the Company. Except as described or referenced herein, Mr. Ryan has not had any transactions (i) with the Company, (ii) with any of the Company’s directors, nominees for election as a director or executive officers, (iii) with any security holder who is known to the Company to own of record or beneficially more than five percent of any class of the Company’s voting securities, or (iv) with any member of the immediate family of any of the foregoing persons in amounts greater than $120,000, nor is there contemplation of any such transactions.

The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Offer Letter between William Ryan and Insulet Corporation, dated December 4, 2013.

99.1	Press Release dated January 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

January 21, 2014	By:	/s/ Duane DeSisto
President and Chief Executive Officer

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